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                                                                    EXHIBIT 10.4


                              SETTLEMENT AGREEMENT


         This Agreement (hereinafter the "Agreement") is entered into this 30th day of September, 2003, by and between Nicholas Anderson ("Anderson") and Power Efficiency Corporation ("PEC").

         WHEREAS, PEC's former President, Stephen Shulman, filed a claim against PEC claiming that a transaction PEC entered into with Summit Energy Ventures, LLC triggered a change of control provision in Mr. Shulman's employment agreement;

         WHEREAS, Anderson has a change of control provision in his employment agreement similar to the provision in Mr. Shulman's employment agreement;

         WHEREAS, Anderson and PEC have reached an agreement regarding the waiver by Anderson of any claim Anderson has to payment pursuant to the change of control provision in his employment agreement; and

         WHEREAS, Anderson and PEC, voluntarily and with full knowledge of their respective rights and the provisions herein, now agree to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, it is hereby covenanted and agreed as follows:

         1. Anderson does hereby fully release, acquit, discharge and hold harmless PEC of and from any and all actions, causes of action, suits, covenants, contracts, agreements or other liability or relief related to Article 5 (Severance and Change in Control) of Anderson's employment agreement with PEC dated April 1, 2001 that resulted from the transaction evidenced by the Series A Convertible Stock Purchase Agreement by and between PEC and Summit Energy Ventures, LLC dated June 14, 2002.

         2. Anderson's employment agreement dated April 1, 2001 is hereby amended to remove PEC's ability under section 3.1 to defer the salary increases provided for in such section.

         3. PEC shall provide to Anderson life insurance as provided for in Section 6.3 of Anderson's employment agreement with PEC dated April 1, 2001.

         4. Upon execution of this Agreement, PEC will issue to Anderson 225,000 shares of unregistered Common Stock of PEC, to be delivered within seven (7) days of the execution of this Agreement.


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         5.       Acknowledgments; Economic Risk; No Liquidity. Anderson
                  understands and agrees that the purchase of the Shares is not a liquid investment. In particular and in addition to the representations in Section 3 hereof, Anderson recognizes, acknowledges and agrees that:

                  a. Anderson must bear the economic risk of investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Securities Act and applicable State Acts, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.

                  b. Although there is a limited public market for the Company's Common Stock, which is thinly traded on the National Association of Securities Dealers' Over the Counter Bulletin Board ("OTCBB") under the symbol "PREF", the Shares are being issued in a private transaction exempt from the registration requirements of the Securities Act and therefore cannot be freely resold. The Shares are restricted securities. The Shares may be resold in accordance with the provisions of Securities Act Rule 144.

         6. Representations. Anderson represents to, and agrees with the Company that:

                  a. Anderson has carefully reviewed and understands the risks of and other considerations relating to a purchase of the Shares.

                  b. Anderson is acquiring the Shares for which he hereby subscribes as principal for his own investment account, and not (1) with a view to the resale or distribution of all or any part thereof, or (2) on behalf of another person. No person other than the undersigned will have a direct or indirect interest in the Shares subscribed for hereby.

                  c. Anderson consents to the placement of a legend on any certificate(s) evidencing the Shares stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The Anderson is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

         7. The parties agree that the validity, interpretation and effect of this Agreement be governed by the laws of the State of Delaware, and that if any provision of this Agreement is held to be invalid, such provision shall be deleted and the remainder of this Agreement shall remain in full force and effect.


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         8.       The parties agree that this Agreement represents the entire agreement of the parties and that no modification or amendment of this Agreement shall be binding or effective, unless such modification or amendment is in writing and executed by each party hereto.

         9. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement. Any counterpart of this Agreement shall be validly and effectively delivered, if delivered by facsimile transmission.

                    [Signature page to immediately follow.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Settlement
Agreement dated September 30.




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POWER EFFICIENCY CORPORATION,                Nicholas Anderson, individually
a Delaware Corporation

                                             -----------------------------------
By:
   -----------------------------------
Name:  Richard Koch
Title: President & CEO

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